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FOUNTAIN POWERBOATS ANNOUNCES FISCAL 2008
FIRST QUARTER RESULTS

Company Reports Net Profit of $0.06 Per Share

WASHINGTON, NC - November 13, 2007 - Fountain Powerboat Industries, Inc. (AMEX:FPB), a leading manufacturer of high performance sport boats, fish boats and express cruisers, today announced the results of its fiscal 2008 first quarter ended September 30.

Net Sales
Net sales for the first quarter were $18 million, a 7 percent decrease when compared to sales of $19.4 for the first quarter of fiscal 2007.

“We expect revenues for Fiscal 2008 to be flat, at approximately $68 million, which is an aggressive goal given the weak market for fiberglass recreational boats,” stated Fountain’s founder and CEO Reginald M. Fountain, Jr. “Our revenue for the first quarter is in line with our goals for the year. While attendance at boat shows has been down this year our participation has been intense and our sales at retail at the shows have been encouraging. We are confident that the introduction of new and enhanced boat models during Fiscal 2008 will give a boost to our sales,” added Fountain.

Operating Profit/(loss)
Operating profit for the first quarter of Fiscal 2008 was $638,470, versus an operating loss of ($38,505) for the first quarter of Fiscal 2007.

“The improvement in operating profit is the result of improvements in the productivity of the manufacturing operation and the aggressive cost and expense reduction program that the Company’s management has effected over the past few months,” commented Fountain’s Chief Financial Officer, Irving Smith.

Net Profit/(Loss)
Net profit for the first quarter of Fiscal 2008 was $273,340, or net earnings per share of $0.06 on a basic and diluted basis, versus a net loss of ($196,670), or net loss per share of ($0.04) on a basic and diluted basis, for the first quarter of Fiscal 2007.

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FOUNTAIN POWERBOATS ANNOUNCES FISCAL 2008 FIRST QUARTER RESULTS

About Fountain Powerboats, Inc.

Fountain Powerboats, Inc., a subsidiary of Fountain Powerboat Industries, Inc., has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures and sells offshore sport boats, sport fishing boats and express cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 237,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:
Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company's services, products and fee structures, the success of the company's brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the "Risk Factors" or "Factors Affecting Our Operating Results" sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

Tables Follow

FOUNTAIN POWERBOATS ANNOUNCES FISCAL 2008 FIRST QUARTER RESULTS

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2007	June 30, 2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$781,373	$2,379,383
Accounts receivable, net	2,949,453	3,688,986
Inventories	6,635,783	6,645,213
Prepaid expenses	563,869	668,237
Total Current Assets	10,930,478	13,381,819

Property, Plant & Equipment	49,791,438	49,533,443
Less: Accumulated Depreciation	(33,692,793)	(33,104,217)
	16,098,645	16,429,226

CASH SURRENDER VALUE LIFE INSURANCE	3,013,130	2,951,010
OTHER ASSETS	522,226	654,890
TOTAL ASSETS	$30,564,479	$33,416,945

FOUNTAIN POWERBOATS ANNOUNCES FISCAL 2008 FIRST QUARTER RESULTS

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2007	June 30, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities - long-term debt	$771,599	$759,290
Notes payable	—	799,333
Accounts payable - trade	2,623,189	2,846,303
Accrued expenses and other liabilities	1,207,824	1,092,908
Dealer incentives	5,133,196	6,342,467
Customer deposits	217,000	879,102
Allowance for boat repurchases	81,977	64,124
Warranty reserve	954,149	941,928
Total Current Liabilities	10,988,934	13,725,455

LONG-TERM DEBT, less current maturities	15,771,828	15,969,407
OTHER LONG-TERM LIABILITIES	51,883	4,828
DEFERRED TAX LIABILITY	—	80,896
COMMITMENTS AND CONTINGENCIES (Note 5)
Total Liabilities	26,812,645	29,780,586

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 200,000,000 shares authorized, 4,844,275 shares issued and outstanding as of September 30, 2007 and June 30, 2007	48,442	48,442
Additional paid-in capital	10,574,753	10,574,753
Accumulated deficit	(6,731,661)	(7,005,001)
Less: Treasury stock, at cost 15,000 shares	(110,748)	(110,748)
Accumulated other comprehensive income (loss) from interest rate swap	(28,952)	128,913
Total Stockholders’ Equity	3,751,834	3,636,359

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,564,479	$33,416,945

FOUNTAIN POWERBOATS ANNOUNCES FISCAL 2008 FIRST QUARTER RESULTS

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARIES
  UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	September 30, 2007	September 30, 2006
NET SALES	$18,049,430	$19,413,852
COST OF SALES	15,344,844	16,537,935
Gross Profit	2,704,586	2,875,917

EXPENSES:
Selling expenses	1,230,167	1,967,096
General and administrative expenses	835,949	947,326
Total Expenses	2,066,116	2,914,422

OPERATING INCOME (LOSS)	638,470	(38,505)

NON-OPERATING INCOME (EXPENSE):
Other income (expense)	(101,722)	24
Interest expense	(263,368)	(239,189)
Total Non-operating Income (Expense)	(365,090)	(239,165)

INCOME (LOSS) BEFORE INCOME TAXES	273,380	(277,670)

INCOME TAX EXPENSE (BENEFIT)	40	(81,000)

NET INCOME (LOSS)	$273,340	$(196,670)

BASIC EARNINGS (LOSS) PER SHARE	$.06	$(.04)

WEIGHTED AVERAGE SHARES OUTSTANDING	4,844,275	4,834,275

DILUTED EARNINGS (LOSS) PER SHARE	$.06	$(.04)

WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,848,461	4,834,275

    For Additional Information:
    Irving Smith
    Chief Financial Officer
    Fountain Powerboat Industries, Inc.
    252.975.7004
    ismith@fountainpowerboats.com